EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-278195) and Form S-8 (Nos. 333-278114, 333-235574, 333-219447, 333-188995, 333-167530, 333-165782, 333-158108, 333-151335, 333-141989, 333-135147, 333-123820, and 333-114051) of Ultra Clean Holdings, Inc. of our report dated February 25, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 25, 2025